
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM PIMCO
ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                          34,915
<SECURITIES>                                    11,531
<RECEIVABLES>                                   58,920
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               107,649
<PP&E>                                          10,743<F1>
<DEPRECIATION>                                   4,415
<TOTAL-ASSETS>                                 369,592
<CURRENT-LIABILITIES>                           37,287
<BONDS>                                              0
<COMMON>                                       346,729<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                    (15,172)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   362,592
<SALES>                                              0<F4>
<TOTAL-REVENUES>                               323,014<F5>
<CGS>                                                0<F4>
<TOTAL-COSTS>                                  221,985<F6>
<OTHER-EXPENSES>                                36,009<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 68,984
<INCOME-TAX>                                       517
<INCOME-CONTINUING>                             68,467
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    68,467
<EPS-PRIMARY>                                     1.16<F8>
<EPS-DILUTED>                                      .59<F9>

<F1> Net of accumulated depreciation and amortization.
<F2> Entity is a partnership. Amount shown represents Partners' Capital.
<F3> Amount shown comprises Unamortized Compensation.
<F4> The partnership is in the service business and has no sales or cost of goods sold of tangible products.
<F5> Amount shown comprises revenues from services.
<F6> Amount shown is comprises costs of services.
<F7> Amount shown is from amortization of intangible assets.
<F8> Amount shown is for the Partnership's General Partner and Class A Limited
     Partner Units.
<F9> Amount is for the Partnership's Class Limited Partner Units.

